EXHIBIT 10(i)
                                                                   -------------


                          MANAGEMENT SERVICES AGREEMENT


           This MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made and entered into as of July 20, 2000, by and between Insilco Corporation, a Delaware corporation ("Seller"), and ThermaSys Holding Company, a Delaware corporation ("Buyer" and, together with Seller, the "Parties"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in that certain Transaction Agreement (the "Transaction Agreement") dated as of July 20, 2000, by and among Seller and certain of its subsidiaries and Buyer and certain of its subsidiaries.

           WHEREAS, the Parties have agreed that it would be desirable for Seller to provide certain management services to Buyer, ThermaSys Corporation, ThermaSys I, Inc., ThermaSys II, Inc., ThermaSys III, Inc., Arup Alu-Rohr und ProFil GmbH, Dalian General Thermodynamics Incorporated, Ltd., Thermal Components, Inc. and Thermalex, Inc. (collectively, the "Subsidiaries") following the sale of the Business pursuant to the Transaction Agreement;

           NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

           1. SERVICES.

                     (a) SERVICES. During the term hereof, Seller shall provide to Buyer and its Subsidiaries the services listed in Schedule A attached hereto (the "Services"), as such Schedule A may be amended from time to time pursuant to this Section 1.

                     (b) CHANGES IN SERVICES. Should Buyer and its Subsidiaries find that the Services set forth in Exhibit A are not adequate, Buyer may, at any time and from time to time during the term of this Agreement, request the provisions of additional services to it hereunder by Seller by giving reasonable notice to Seller of the nature and extent of such additional services and the proposed time of commencement and duration of performance of such services. The Parties shall negotiate in good faith and use commercially reasonable efforts to accommodate Buyer's request for such additional services based upon commercially reasonable terms provided the parties reach an agreement as to the price for such additional services. Furthermore, Buyer may, at any time and from time to time during the term of this Agreement, by reasonable notice to Seller, request changes in the nature, extent or duration of performance of Services provided by Seller, and Seller shall comply with such changes so requested, as long as such request falls within the terms set forth in Section 1(c) below. Buyer may also, at any time during the term of this Agreement, by written notice to Seller (given a reasonable time in advance of the effective date of the termination to allow Seller to shelve the service), terminate the provision of any individual Service provided by Seller at such time. However, nothing in this Section shall be construed to obligate Seller to provide any services other than the Services described in Schedule A.

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                     Any agreed-upon additional Service or any change in
Services pursuant to this Section 1(b) shall be reflected in an update to Exhibit A, notwithstanding Section 11. Any such update shall be prepared and executed by representatives of Buyer and Seller.

                     (c) Standard of Service. Seller shall provide the Services of a scope and in a manner of service consistent with the provision of such Services by Seller to the Business prior to the Closing Date.

           2. TERM.

                     (a) This Agreement shall be valid for and remain in effect until one year from the date hereof and may be extended for periods of one (1) year unless and until either party provides 60 days prior written notice of its intention not to extend the term of this Agreement. Upon each annual renewal, the parties shall use their reasonable best efforts to reach an agreement on new fees, on a commercially reasonable basis, to be charged to Buyer during each such annual renewal. Notwithstanding anything in this Agreement to the contrary, Buyer may terminate this agreement in its entirety at any time upon 60 days prior written notice to Seller and Seller may terminate this agreement in its entirety at any time upon 180 days prior written notice.

                     (b) Notwithstanding anything in this Agreement to the contrary, either Party may immediately terminate this Agreement by written notice to the other Party (i) in the event of the other Party's voluntary bankruptcy or insolvency, (ii) in the event that the other Party shall make any assignment for the benefit of creditors, (iii) in the event that a petition shall have been filed against the other Party under any bankruptcy law, corporate reorganization law or any other law for relief of debtors (or other law similar in purpose or effect), which causes such other party to have its business effectively discontinued in its then present form, or (iv) in the event that there is a Change of Control of the other Party. For purposes of this paragraph, a Change of Control means the failure of:

                     (i) with respect to the Buyer, DLJ Merchant Banking Partners II, L.P. and its affiliated funds ("DLJ") and 399 Venture Partners, Inc. ("399"), (A) to own 51% or more of the issued and outstanding shares of Buyer; (B) to possess, directly or indirectly, the present power to direct or cause the direction of the management or policies of the Buyer whether through the ownership of voting stock, by contract or otherwise; and (C) to own, directly or indirectly, 51% of the issued and outstanding shares of the Buyer's Subsidiaries.

                     (ii) with respect to the Seller, DLJ and 399, (A) to own 51% or more of the issued and outstanding shares of the Seller; and
           (B) to possess, directly or indirectly, the present power to direct or cause the direction of the management or policies of the Seller whether through the ownership of voting stock, by contract or otherwise.

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                     (c) Once the Services have been terminated in accordance
with this Section 2, Buyer and its Subsidiaries shall have no right to cause Seller to thereafter provide the Services.

           3. FEE. Buyer shall pay to Seller quarterly service fees equal to the sum of (i) direct costs and expenses incurred by Seller in providing the Services and (ii) 35% of Seller's quarterly indirect administrative headquarter selling general and administrative expenses. Buyer shall make all payments due hereunder on a quarterly basis within thirty (30) days after its receipt of Seller's invoice therefor. Seller shall, upon Buyer's request, supply Buyer with reasonable supporting documentation of such invoices. In no event shall Buyer be responsible for costs arising from (i) severance payments to employees of Seller providing Services when terminated or (ii) matters of any nature associated with the provision of Services other than pursuant to this Agreement.

                     Buyer and Seller shall use their reasonable best efforts to reach an agreement on (i) the rates to be charged by Buyer for any additions or changes in Services pursuant to Section 1(b) and (ii) new fees to be charged to Buyer during each annual renewal of this Agreement pursuant to Section 2(a).

           4. TRANSITION ASSISTANCE. In the event that this Agreement is terminated pursuant to Section 2, Seller shall use its reasonable commercial efforts while providing the Services to provide such assistance as Buyer may reasonably request in order to facilitate Buyer's and its Subsidaries migration of their data and systems, and related hardware and software infrastructure, to Buyer's and its Subsidiaries' systems, provided that Buyer shall reimburse all out-of-pocket costs reasonably incurred by Seller in providing such assistance.

           5. NO OWNERSHIP RIGHT OR LICENSE. Buyer acknowledges that it is not acquiring by virtue of this Agreement any ownership right or license to any item of equipment or software utilized by Seller in providing the Services, and that its nonexclusive right to use such equipment and software shall cease upon the expiration or termination of this Agreement. Buyer further acknowledges that all equipment and software owned or licensed by Seller and utilized by Seller in providing the Services shall at all times remain the property of Seller or of the equipment or software owner, whichever is applicable, and that Buyer shall have no right at any time or by any means to copy, reproduce, or make available to any other party any of the equipment, software or related documentation utilized by Seller in providing the Services.

           6. INDEMNIFICATION.

                     (a) Buyer and its Subsidiaries shall hold harmless and indemnify Seller and its Affiliates from and against all claims losses, liabilities, costs and expenses, including without limitation, court costs, costs of investigation and attorneys' fees (collectively referred to hereinafter as "Losses"), in any way arising out of, or related to, any breach by Buyer of any provision of this Agreement. Buyer shall hold harmless and indemnify each of Seller's officers, directors, employees, agents and other representatives (collectively, "Seller Agents") from and against any and all Losses to the extent that such Losses arise out of, or relate to such Seller Agent's performance of his or her duties on behalf of Buyer and its Subsidiaries pursuant to this Agreement.

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                     (b) Seller shall, subject to the provisions of this
subsection (b), indemnify and hold Buyer and its Subsidiaries harmless from and against any and all Losses in any way arising out of, or related to, (i) any breach by Seller of any provision of this Agreement, or (ii) any material error or omission affecting Seller's provision of the Services, provided such material error, or omission was caused by the gross negligence or willful misconduct of Seller.

                     (c) IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

           7. CONFIDENTIALITY.

                     (a) Seller shall and shall cause each of its officers, directors and employees to hold all information relating to the assets and liabilities of Buyer and its Subsidiaries confidential, and shall not disclose any of such information to any party (other than Buyer and its Subsidiaries, and their respective employees, agents and designees) for a period of three (3) years from the termination or expiration of this Agreement unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts to, and if practicable, shall have afforded Buyer the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed.

                     (b) Buyer shall and shall cause each of its officers, directors and employees to hold all information relating to the assets and liabilities of Seller and its Affiliates confidential, and shall not disclose any of such information to any party (other than Seller and its Affiliates and their respective employees, agents and designees) for a period of three (3) years from the termination or expiration of this Agreement unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts to, and, if practicable, shall have afforded Seller the opportunity to, obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

                     (c) Each Party shall ensure that neither it nor its officers, directors nor employees will advertise, publish or otherwise disclose the terms of this Agreement without the other Party's prior written approval.

           8. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally or sent by facsimile transmission (confirmed electronically) on the date given, (b) if delivered by an overnight express mail service, on the date of delivery or (c) if by certified or registered mail, postage prepaid, return receipt requested, five (5) days after mailing, to the Parties, their successors in interests or their permitted assignees at the following addresses or at such other addresses as the Parties may from time to time designate by written notice in the manner aforesaid:

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           If to Buyer and its Subsidiaries:

                               ThermaSys Holding Company
                               452 Metro Place North
                               Dublin, Ohio  43017
                               Attn:  President
                               Facsimile: (614) 791-3795

           If to Seller:       Insilco Corporation
                               452 Metro Place North
                               Dublin, Ohio  43017
                               Attn:  President
                               Facsimile: (614) 791-3795

           9. BENEFITS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and Buyer's Subsidiaries and each of their respective permitted assignees (as set forth below) or successors in interest, including a trustee appointed pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code, as amended form time to time. Nothing herein expressed or implied is intended to confer upon any person, other than the Parties, Buyer's Subsidiaries and their respective permitted assignees, any rights, obligations or liabilities under or by reason of this Agreement. The respective rights and obligations of either Party shall not be assignable by such Party without the prior written consent of the other Party.

           10. RELATIONSHIP BETWEEN THE PARTIES. The Parties hereto understand and agree that this Agreement does not make them an agent or legal representative of each other for any purpose whatsoever. No Party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other Party, or to bind any other Party in any manner whatsoever. All Parties expressly acknowledge (i) that Seller is an independent contractor with respect to Buyer and its Subsidiaries in all respects, including, without limitation, the provision of the Services, and (ii) that the Parties are not partners, joint venturers, employees or agents of or with each other.

           11. ENTIRE AGREEMENT; MODIFICATIONS AND AMENDMENTS. This Agreement, including the attached Schedules, contains the entire understanding of the Parties with respect to the subject matter contained herein, and may only be amended, modified or supplemented by written agreement of both Parties.

           12. SEVERABILITY. Any provision of this Agreement which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

           13. FEES AND EXPENSES. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing Party shall recover, in addition to any other relief to which it may be entitled, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute.

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           14. VALIDITY OF DOCUMENTS. The Parties hereto shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented in connection with this Agreement unless such document, instrument or other writing appears on its face to be fraudulent, false or forged.

           15. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within the state of Delaware by residents of that state.

           16. COUNTERPARTS; HEADINGS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Section captions are not a part of this Agreement and are provided solely for the convenience of the Parties.

           17. PRECEDENCE. This Agreement and the Transaction Agreement shall be construed consistently, but in the event of any conflict, the terms of the Transaction Agreement shall supercede any inconsistent terms of this Agreement.

     [Remainder of page intentionally left blank - signature page follows.]

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           IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                  "BUYER"

                                  THERMASYS HOLDING COMPANY


                                  By: /S/ MICHAEL R. ELIA
                                     -----------------------------------------
                                  Printed Name: Michael R. Elia
                                  Title: Senior Vice President, CFO, Secretary
                                         and Treasurer


                                  "SELLER"

                                  INSILCO CORPORATION


                                  By: /S/ DAVID A. KAUER
                                     -----------------------------------------
                                  Printed Name: David A. Kauer
                                  Title: President & CEO


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                                   SCHEDULE A

                                 SELLER SERVICES
                                 ---------------


1. Seller shall perform for Buyer and its Subsidiaries any and all tax services requested by Buyer and its Subsidiaries, including, without limitation, general tax planning and filing of state and federal income tax returns.

2. Seller shall perform for Buyer and its Subsidiaries any and all financial planning and reporting services requested by Buyer and its Subsidiaries, including without limitation, the preparation of periodic balance sheets, income statements and budgets.

3. Seller shall perform for Buyer and its Subsidiaries any and all treasury services requested by Buyer and its Subsidiaries, including, without limitation, the management of working capital and foreign currency.

4. Seller shall perform for Buyer and its Subsidiaries any and all strategic planning services requested by Buyer and its Subsidiaries.

5. Seller shall perform for Buyer and its Subsidiaries any and all acquisition and divestiture services requested by Buyer and its Subsidiaries.

6. Seller shall perform for Buyer and its Subsidiaries any and all general legal oversight services requested by Buyer and its Subsidiaries, including, without limitation, monitoring legal claims involving Buyer and its Subsidiaries.

7. Seller shall perform for Buyer and its Subsidiaries any and all financial advisory services requested by Buyer and its Subsidiaries, including, without limitation, advisory services relating to debt and equity offerings.

8. Seller shall perform for Buyer and its Subsidiaries any and all ancillary management oversight services requested by Buyer and its Subsidiaries, including, without limitation, sales and marketing planning.

9. Seller shall perform for Buyer and its Subsidiaries any and all employee benefits administrative services requested by Buyer and its Subsidiaries.

10. Seller shall perform for Buyer and its Subsidiaries any and all risk management services requested by Buyer and its Subsidiaries, including, without limitation, selecting and maintaining property insurance.